UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 14, 2006
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Director Compensation
On June 19, 2006 upon recommendation by the Compensation Committee of the Board of Directors (the “Board”) of Blue Nile, Inc. (the “Company”), the Board approved the following changes to the compensation package for non-employee directors of the Company:

	Effective
Annual Cash Compensation	June 19, 2006	Prior to Change
Director Retainer	$30,000	$10,000
Fee for Committee Service	$3,000(1)	$1,000(2)
Audit Committee Chair Fee	$2,000	$1,000
(1)   Annual fee for service on all committees.
(2)   Annual fee per committee.
In addition to the changes in the compensation paid to non-employee directors, upon recommendation by the Company’s Compensation Committee, the Board approved an Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan (the “Amended Directors’ Plan”). The Amended Director’s Plan is filed as Exhibit 10.1 hereto.
The Amended Directors’ Plan: (1) modifies the number of stock options periodically granted to non-employee directors (see chart below); and (2) provides for a one-year period within which directors may exercise their vested options granted after the effective date of the Amended Plan, upon leaving the Board (directors are allowed three months to exercise their vested options previously granted under the plan upon leaving the Board).
The exercise price of each option grant is one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The determination of the exercise price, the timing of the issuance of the option grants and vesting schedule for the option grants have not been modified.
The changes to the number of stock options granted to non-employee directors under the Amended Directors’ Plan are as follows:

	Effective
Equity Compensation	July 1, 2006	Prior to Change
Initial Option Grant	11,250	20,000
Annual Option Grant	2,250	4,000
Reload Option Grant	9,000	16,000
Executive Officer Cash Incentive Program
On June 14, 2006, the Compensation Committee approved a cash incentive program designed to motivate its executive officers to achieve the Company’s financial and other performance objectives and to reward them for their achievements when those objectives are met (the “Plan”).
ELIGIBILITY. All executive officers, including the chief executive officer, are eligible for participation in the Plan. The Company may also pay discretionary bonuses or other types of compensation outside the Plan.
ADMINISTRATION. The Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to approve and review the Plan and its operation. Each member of the Compensation Committee is an outside director.
DETERMINATION OF AWARD. The aggregate target bonus pool for fiscal year 2006 is established through the achievement of the Company’s objectives for Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation). A target bonus for each executive officer has been established under the

Plan. Each officer may receive up to a maximum of 200% of the target bonus depending upon the achievement of certain performance objectives, including financial objectives of the Company, such as revenue growth, earnings per share and free cash flow generation and individual performance objectives reviewed and approved by the Compensation Committee. The bonus payments will be distributed to executive officers in a single lump sum amount following the completion of the Company’s fiscal year 2006.
TARGET AWARD. The aggregate target bonus amount established for the executive officers, including the chief executive officer, for fiscal year 2006 is $761,000.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Diane M. Irvine
Diane M. Irvine
Chief Financial Officer
(Principal Accounting and Financial Officer)
Dated: June 19, 2006